Exhibit 10.3

EFFECTIVE DATE: MARCH 15, 2011

PHOENIX NEW MEDIA LIMITED

RULES OF THE
RESTRICTED SHARE UNIT AND RESTRICTED SHARE SCHEME

PHOENIX NEW MEDIA LIMITED

RULES OF THE RESTRICTED SHARE UNIT AND RESTRICTED SHARE SCHEME

1         PURPOSE OF THE SCHEME

The purpose of the Scheme is to recognize the contribution or potential contribution of executives, employees and directors of the Company and/or any Affiliate (as defined below) by granting Awards (as defined below) to them as incentives or rewards.

The Administrative Committee (as defined below) may grant Restricted Share Units (as defined below) and/or Restricted Shares (as defined below) in such amounts and subject to such terms and conditions as the Administrative Committee may determine. An Award of Restricted Share Unit(s) shall consist of a promise of the Company to issue or deliver one or more Share(s) on a specified date for no consideration other than the provision of services (or such minimum payment as may be required by applicable law unless such is paid by the Company) or for such other consideration as the Administrative Committee may specify in connection with the grant subject to the terms of this Scheme and of the Award (if any).  An award of Restricted Shares shall consist of the issuance and delivery of Restricted Shares for no consideration other than the provision of services (or such minimum payment as may be required by applicable law unless such is paid by the Company) or for such other consideration as the Administration Committee may specify in connection with the grant subject to the terms of this Scheme and of the Award (if any).

2         DEFINITIONS AND INTERPRETATION

2.1      In these rules, unless the context otherwise requires, the following words and expressions shall have the respective meanings set out opposite them:

“Administrative Committee”	The committee authorized by the board of Directors of the Company to administer the operation of the Scheme;

“Affiliate”

any company which is (a) a holding company of the Company; or (b) a subsidiary of a holding company of the Company; or (c) a subsidiary of the Company; or (d) a controlling shareholder of the Company; or (e) a company controlled by a controlling shareholder of the Company; or (f) a company controlled by the Company; or (g) an associated company of a holding company of the Company; or (h) an associated company of the Company;

“associate”	shall have the meaning ascribed to it under Rule 1.01 of the Listing Rules in relation to any director, chief executive or substantial shareholder (in each case being an individual);

“Award”	Restricted Shares and/or Restricted Share Units granted pursuant to the terms of the Scheme to an Eligible Person;

“Award Holder”	a person holding an Award;

“Board”	the board of Directors for the time being or a duly authorized committee thereof;

“business day”	a day on which the Main Board is open for the business of dealing in securities;

“chief executive”	shall have the meaning ascribed to it under Rule 1.01 of the Listing Rules;

“Class A ordinary shares”

the Class A ordinary shares of the Company, par value US$0.01 per share (or such other amount as such Class A ordinary share(s) may be divided or consolidated or converted into), to be authorized under the Company’s second amended and restated articles of association that will become effective immediately prior to the completion of the Initial Public Offering;

“Class B ordinary shares”

the Class B ordinary shares of the Company, par value US$0.01 per share (or such other amount as such Class A ordinary share(s) may be divided or consolidated or converted into), to be authorized under the Company’s second amended and restated articles of association that will become effective immediately prior to the completion of the Initial Public Offering;

“Companies Law”	the Companies Law (2007 Revision) of the Cayman Islands and includes any amendment, consolidation or re-enactment thereof from time to time;

“Company”	Phoenix New Media Limited, a company incorporated in the Cayman Islands, an indirect subsidiary of Phoenix as at the date of adoption of the Scheme;

“Directors”	the directors of the Company from time to time;

“Effective Date”	the date on which the Scheme is adopted by an ordinary resolution of the Company in a general meeting;

“Eligible Person”	any executive, employee or director of the Company or any Affiliate;

“GEM”	the Growth Enterprise Market operated by the Stock Exchange;

“Group”	Phoenix and its subsidiaries;

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;

“Initial Public Offering”	the initial public offering of American depositary shares, representing Class A ordinary shares, of the Company;

“Listing Rules”	the Main Board Listing Rules applicable to the Company from time to time;

“Main Board”

the stock market operated by the Stock Exchange prior to the establishment of GEM (excluding the option market) and which stock market continues to be operated by the Stock Exchange in parallel with GEM;

“Main Board Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange;

“Offer”	an offer to grant an Award made in accordance with Rule 3.1;

“Ordinary Share(s)”

means ordinary share(s) of US$0.01 each (or such other amount as such ordinary share(s) may be divided or consolidated or converted into) of the Company prior to the completion of the Initial Public Offering, and means Class A ordinary shares and Class B ordinary shares of the Company, collectively, after the completion of the Initial Public Offering;

“Period of Restriction”	shall have the meaning ascribed to it in Rule 5.2;

“Phoenix”	Phoenix Satellite Television Holdings Limited, an exempted company incorporated in the Cayman Islands;

“Phoenix Shareholder”	the registered holder of issued share(s) of Phoenix from time to time;

“PRC”	the People’s Republic of China, which shall exclude Hong Kong, the Macau Special Administrative Region and Taiwan;

“Relevant Event”

any variation in the share capital of the Company arising from any reduction, sub-division or consolidation of share capital, any rights issue or the issue of any share capital (including any securities convertible into share capital or warrants or options to subscribe for any share capital but excluding any share option, restrictive share unit or restricted share granted pursuant to any share option or restricted share unit and restricted share scheme of the Company) by way of capitalisation of profits or reserves or in connection with an offer made pro rata to the Shareholders except where share capital is issued as consideration or part consideration in a transaction.

“Restricted Share”

a Share granted to an Eligible Person pursuant to the terms hereof, which Share is subject to applicable vesting, transfer, forfeiture and such other restrictions as provided hereunder and, if applicable, in the letter of grant of such Share;

“Restricted Share Unit”

an unsecured promise of the Company to issue and deliver a Share on a specified date, which unit is subject to applicable vesting, transfer, forfeiture and such other restrictions as provided hereunder and, if applicable, in the letter of grant of such unit;

“Scheme”	means this equity incentive scheme, as amended from time to time;

“Scheme Period”	the period commencing on the Effective Date and expiring at the close of business on the business day immediately preceding the tenth anniversary thereof;

“Share(s)”

means ordinary share(s) of US$0.01 each (or such other amount as such ordinary share(s) may be divided or consolidated or converted into) of the Company prior to the completion of the Initial Public Offering, and means Class A ordinary shares after the completion of the Initial Public Offering;

“Shareholder”	the registered holder of issued Ordinary Share(s) from time to time;

“Stock Exchange”	The Stock Exchange of Hong Kong Limited; and

“US$”	United States dollars.

2.2      References to the singular include the plural, references to any one gender include every gender, references to persons include bodies corporate and unincorporated; and (in each case) vice versa.

2.3      References to these rules are to the rules constituting the Scheme.

2.4      Headings used in these rules are for convenience only and shall not affect their interpretation.

2.5      References to any statute or statutory provision or the Listing Rules shall be construed as references to such statute or statutory provision or the Listing Rules as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification) or regulatory bodies, and shall include any subsidiary legislation enacted under the relevant statute.

3         OFFER OR GRANT OF AWARDS

3.1      Subject to these rules and for so long as the Company remains a subsidiary of Phoenix, subject also to the Listing Rules, the Administrative Committee may during the Scheme Period at its absolute discretion (subject to any terms and conditions as it may think fit) make an Offer (in such form as the Administrative Committee may from time to time determine but which shall in any event be in writing) or grant of Awards to an Eligible Person. The eligibility of the Eligible Persons is determined by the Administrative Committee with reference to the Eligible Persons’ past and expected commitment and contribution to the Company and/or the Affiliates.

3.2      Any proposed Offer or grant of Awards to a director (including an independent non-executive director), chief executive or substantial shareholder (as such terms are defined in the Listing Rules) of Phoenix or any subsidiary thereof or any of their respective associates, for so long as the Company remains a subsidiary of Phoenix, must be approved by all independent non-executive directors of Phoenix (excluding any independent non-executive director of Phoenix who is proposed to be a grantee of such Awards) and shall comply with the relevant requirements of the Listing Rules.

3.3      For so long as the Company remains a subsidiary of Phoenix, where any proposed grant of Awards is made to a substantial shareholder (as such term is defined in the Listing Rules) of Phoenix or any subsidiary thereof or any of its associates, such grant of Awards shall comply with the relevant requirements of the Listing Rules.

3.4      For so long as the Company remains a subsidiary of Phoenix and subject to any applicable requirements of the Listing Rules, unless the shareholders of the Company shall otherwise approve, the sum of the total number of Shares which may be issued upon vesting of all

Restricted Share Units and the total number of Restricted Shares which may be issued under the Scheme shall not in aggregate exceed 29,059,158 Shares (the “Limit”); provided that the Limits plus the number of share options granted and unvested under the Share Options Scheme effective in June 2008 shall in no event exceed 96,000,000 Shares.

3.5      For so long as the Company remains a subsidiary of Phoenix, the Offer or grant of Awards, the issuing of the Shares upon the vesting of the Restricted Share Units granted under the Scheme and the issuing of the Restricted Shares offered under the Scheme as described in Rule 3.4 shall be subject to Phoenix fulfilling the necessary requirements of the Stock Exchange and the Listing Rules, if any.

3.6      Notwithstanding any provisions provided in this Scheme, the Board may resolve to capitalize any sum for the time being standing to the credit of any of the reserve accounts, share premium account or to the credit of the retained earnings or profit and loss account or funds legally available by applying such sum in paying up unissued Shares to be awarded to Eligible Persons.

4         ACCEPTANCE OF OFFERS OF AWARDS

4.1      An Offer may be accepted in whole or in part by an Eligible Person returning to the secretary of the Company, by 5:00 p.m. on the date specified in the Offer as the latest date for acceptance, the duplicate of the Offer document or other instrument in writing, duly signed by the Eligible Person.  Once accepted, the Award shall be deemed to have been granted from the date on which it was offered to the relevant Eligible Person.  The Administrative Committee may (but shall not be obliged to) issue Award certificates to Award Holders in such form as they may determine from time to time.

4.2      All Offers and Awards shall be personal to the person to whom it was made or granted and shall not be transferable or assignable and no Eligible Person to whom an Offer was made or Award Holder shall sell, transfer, charge, mortgage, encumber or create any interest whatsoever in favor of any third party over or in relation to any Offer or Award or enter into any agreement so to do; provided, however, that the Administrative Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to an Eligible Person’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Eligible Person. The Company will be deemed to have withdrawn any Offer made to an Eligible Person upon any breach of the foregoing.  All outstanding unvested Awards granted to an Award Holder or vested Awards granted to an Award Holder but pursuant to which Shares have not yet been issued shall lapse upon any breach by him of the foregoing and any Restricted Shares issued to such an Award Holder which have not vested may be repurchased at no consideration by the Company.

4.3      Offers not accepted within the period for acceptance specified in the Offer shall lapse.

5         OFFER OF RESTRICTED SHARES

5.1      The Administrative Committee may offer Restricted Shares in such amounts and subject to such terms and conditions as the Administrative Committee may determine. In the event that a certificate is issued in respect of Restricted Shares, such certificate may be registered in the name of the grantee but will be held by the Company or its designated agent until the Restricted Shares have vested.

5.2      Notwithstanding Rule 6.5, unless the Administrative Committee determines otherwise in an award agreement in respect of a grant, from the date of issue thereof until the date on which such Restricted Shares vest (the “Period of Restriction”), all ordinary cash dividends (as determined by the Administrative Committee in its sole discretion) paid upon any Restricted Share will be retained by the Company for the account of the relevant grantee. Such dividends will revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Period of Restriction, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant grantee (without interest). Unless the applicable award agreement provides otherwise, additional Shares or other property distributed to the grantee in respect of Restricted Shares, as dividends or otherwise, will be subject to the same restrictions applicable to such Restricted Shares.

6         VESTING OF AWARDS

6.1      Awards granted under the Scheme shall be subject to the following vesting schedule, unless otherwise provided in the terms of the Awards granted: in respect of the new grants thereof, a total of four years, the starting date of which shall be determined by the Administrative Committee based on the employment starting date of the grantee, which date shall in no event be earlier than April 1, 2009; and in the event the first-year vesting requirements are met, the remaining Awards shall vest upon every six-month anniversary thereafter.

6.2      Within a reasonable time after the vesting criteria and conditions have been fulfilled, satisfied or waived, the Administrative Committee shall send a vesting notice to the relevant Award Holder. Such notice will confirm the extent to which the vesting criteria and conditions have been fulfilled, satisfied or waived, and, in the case of a Restricted Share Unit, the number of Shares the relevant Award Holder will receive.

Unless otherwise agreed between the Company and the Award Holder, Shares in respect of a vested Restricted Share Unit shall be allotted and issued and, subject to Rule 3.6, credited as fully paid by the Company using reasonable efforts but in any event within 30 days of the date upon which a Restricted Share Unit has vested.

6.3      The Award Holder shall be solely liable to pay all taxes and other levies which may be assessed or assessable on any payments made by the Company hereunder and/or relating to the vesting of an Award and the issuance or repurchase of Shares hereunder.  All payments required to be made hereunder by the Company shall be subject to the deduction or withholding of such amounts as the Administrative Committee may reasonably determine is necessary or desirable by reason of any liability to tax or obligation to account for tax or loss of any relief from tax which may fall on the Group in respect of, or by reason of such payment or the vesting, issuing or repurchase of the relevant Award or Shares hereunder, and the Award Holder agrees to indemnify and keep the Company (for itself and as trustee for other companies within the Group) indemnified in respect of any such liability, obligation or loss and accepts that any claim in respect of such indemnity may be satisfied by set-off against any sums due from the Group to such Award Holder from time to time.

6.4      For the avoidance of doubt, Shares issued upon the vesting of a Restricted Share Unit shall not carry voting rights until such Shares are entered in the register of members of the Company.

6.5      Restricted Shares and the Shares to be allotted and issued upon the vesting of a Restricted Share Unit will, subject to Rule 5.2 in the case of Restricted Shares, rank pari passu with the fully paid Shares in issue and, subject as aforesaid, accordingly will entitle the relevant Award Holder to participate in all dividends or other distributions paid or made on or after the date when such Shares are entered in the register of members of the Company. For the avoidance of doubt, such entitlement to participate in all dividends or other distributions paid or made shall not include the entitlement to participate in any dividend or other distributions previously declared or recommended or resolved to be paid or made if the record date therefor shall be before the date when such Shares are entered in the register of members of the Company.

6.6      If an Award Holder ceases to be an Eligible Person:

(a)           by reason of ill-health, injury, disability or death (all evidenced to the satisfaction of the Administrative Committee), then in the case of Restricted Share Units, any outstanding and unvested Offer and Restricted Share Unit granted to him shall lapse and all his Restricted Share Units (to the extent vested but Shares under which have not already been issued) up to his entitlement at the date of such ill health, injury, disability, death or cessation shall be issued to him or (as the case may be) his personal representative(s) pursuant to the Rules hereunder and in the case of Restricted Shares, any outstanding Offer to him shall lapse and all his Restricted Shares (to the extent not vested) may be repurchased at no consideration by the Company;

(b)           by reason of retirement in accordance with his contract of employment or upon expiration of his term of directorship, then in the case of Restricted Share Units, any outstanding and unvested Offer and Restricted Share Unit granted to him shall lapse and all his Awards (to the extent vested but Shares under which have not already been issued) up to his entitlement at the date of such retirement or expiration shall be issued to him pursuant to the Rules hereunder and in the case of Restricted Shares, any outstanding Offer to him shall lapse and all his Restricted Shares (to the extent not vested) may be repurchased at no consideration by the Company;

(c)           by reason of voluntary resignation other than by reason of the circumstances set out in Rules 6.6(a) and 6.6(b), in the case of Restricted Share Units, any outstanding and unvested Offer and Restricted Share Unit granted to him shall lapse and all the Shares to which his Restricted Share Units relate (to the extent vested but Shares under which have not already been issued) shall be issued to him or (as the case may be) his personal representative(s) pursuant to the Rules hereunder and in the case of Restricted Shares, any outstanding Offer to him shall lapse and all his Restricted Shares (to the extent not vested) may be repurchased at no consideration by the Company;

(d)           by reason of termination of his employment for serious misconduct or in accordance with the termination provisions of his contract of employment by his employing company otherwise than by reason of redundancy, then in the case of Restricted Share Units, any outstanding and unvested Offer and Restricted Share Unit granted to him shall lapse and all his Restricted Share Units (to the extent vested but Shares under which have not been issued) shall lapse and determine on the date of such termination, and in the case of Restricted Shares, any outstanding Offer to him shall lapse on the date of such termination and all his Restricted Shares (to the extent not vested) may be repurchased at no consideration by the Company;

(e)           by reason of termination of such other contract or agreement constituting him an Eligible Person for the Award Holder’s breach of the terms thereof or in accordance with the termination provisions of such contract or agreement by any contracting party, then in the case of Restricted Share Units, any outstanding and unvested Offer and Restricted Share Unit granted to him shall lapse and all his Restricted Share Units (to the extent vested but Shares under which have not been issued) shall lapse and determine on the date of such termination, and in the case of Restricted Shares, any outstanding Offer to him shall lapse on the date of such termination and all his Restricted Shares (to the extent not vested) may be repurchased at no consideration by the Company; and

(f)            for any reason other than as described in Rules 6.6(a), 6.6(b), 6.6(c), 6.6(d) and 6.6(e), then in the case of Restricted Share Units, relevant Shares under any vested Restricted Share Units at the date he ceases to be an Eligible Person shall be issued to him and any outstanding and unvested Offer and Restricted Share Unit to him shall lapse and determine on the date of such cessation, and in the case of Restricted Shares, any outstanding Offer to him shall lapse and determine on the date of such cessation and all his Restricted Shares (to the extent not vested) may be repurchased at no consideration by the Company, provided always that in each case the Administrative Committee at its absolute discretion may decide that such Awards shall not so lapse (or be repurchased) or determine subject to such conditions or limitations as the Administrative Committee may decide.

In this connection, the Administrative Committee may require an Award Holder to supply such documents and/or information as the Administrative Committee may at its absolute discretion consider necessary for ascertaining as to whether and when such Award Holder has ceased to be an Eligible Person.  The Company shall only use all such documents and/or information for the above purpose but not otherwise.  For the avoidance of doubt, the Company shall be entitled to withhold from proceeding with the vesting or the issuing of any Award or the issue of Shares (if applicable) thereunder unless and until he has provided the requested documents and/or information to the satisfaction of the Administrative Committee.

6.7      Any Award granted may be cancelled if the Company and the Award Holder agree in writing and in the case of Restricted Shares, the Company may repurchase at no consideration the relevant Restricted Shares upon such cancellation.  Issuance of new Awards may only be made if there are unissued Awards available under the Scheme (excluding the cancelled and lapsed Awards) and in compliance with the terms of the Scheme.

7         TAKEOVER OFFERS, LIQUIDATION AND RECONSTRUCTION

7.1      If a general offer (other than by way of scheme of arrangement pursuant to Rule 7.2) is made to all Shareholders or, for so long as the Company remains a subsidiary of Phoenix, to all Phoenix Shareholders (other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror), the Company shall forthwith give notice thereof (the “Notice of General Offer”) to all Award Holders that, immediately after such offer becomes or is declared unconditional, all Awards (to the extent not already vested) shall vest to its full extent regardless of any vesting period requirements (if any) or to the extent notified by the Company (if applicable).  All outstanding Offers and Awards shall lapse upon the close of such offer (or any revised offer) unless the Company has specified in the Notice of General Offer that all outstanding Offers and Awards shall remain valid notwithstanding the general offer. Any outstanding Offer or Award surviving such general offer (or revised offer) shall continue to be bound by the terms of the relevant Offer and the Scheme.

7.2      If a general offer by way of scheme of arrangement is made to all Shareholders or, for so long as the Company remains a subsidiary of Phoenix, to all Phoenix Shareholders, and has been approved by the necessary number of Shareholders or Phoenix Shareholders (as the case may be) at the requisite meetings, the Company shall forthwith give notice thereof (the “Notice of Scheme of Arrangement”) to all Award Holders that their Awards shall vest immediately to its full extent regardless of any vesting period requirements (if any) or to the extent notified by the Company (if applicable). All outstanding Offers and Awards shall lapse upon expiry of the period specified by the Company in the Notice of Scheme of Arrangement unless the Company has specified in such notice that all outstanding Offers and Awards shall remain valid notwithstanding the scheme of arrangement. Any outstanding Offer or Award surviving such scheme of arrangement shall continue to be bound by the terms of the relevant Offer and the Scheme.

7.3      If notice is duly given by the Company to its members to convene a general meeting at which a resolution will be proposed to voluntarily wind up the Company, the Company shall give notice thereof to all Award Holders on the same date (containing an extract of the provisions of this Rule) as it dispatches such notice to each member of the Company, and all of his Awards shall be treated to have vested immediately before the passing of such resolution to its full extent regardless of any vesting period requirements (if any) or to the extent notified by the Company (if applicable).

7.4      If under the Companies Law a compromise or arrangement between the Company and the Shareholders or between the Company and its creditors is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company shall give notice thereof to all Award Holders on the same date as it dispatches the notice which is sent to each Shareholder or creditor of the Company summoning the meeting to consider the compromise or arrangement, and all his unvested Awards shall be treated to have vested immediately before any compromise or arrangement has become effective either to its full extent regardless of any vesting period requirements (if any) or to the extent notified by the Company (if applicable).  All outstanding Offers and Awards shall lapse upon the compromise or arrangement becoming effective unless the Company has specified in such notice that all outstanding Offers and Awards shall remain valid notwithstanding the compromise or arrangement. Any outstanding Offer or Award surviving such compromise or arrangement shall continue to be bound by the terms of the relevant Offer and the Scheme.

7.5      Subject to Rules 7.1 to 7.4 above, all outstanding and unvested Offers and Awards and vested Awards where Shares thereupon have not yet been issued shall lapse on the date of commencement of winding up of the Company, and Restricted Shares that have been issued but have not yet vested may be repurchased by the Company at no consideration.

7.6      In no circumstances shall the lapse, cancellation or repurchase of Offers or Awards under the terms of the Scheme entitle an Eligible Person or an Award Holder to any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Awards then held by him or any Offer or otherwise in connection with the Scheme.

8         ADJUSTMENTS

8.1      Upon the occurrence of any Relevant Event, the number or nominal value of Shares comprised in each Restricted Share Unit thereunder and/or the Limit may be adjusted in any manner as the Board may deem appropriate provided always that:

(a)           any adjustment should give an Award Holder of Restricted Share Units the same proportion of the share capital of the Company as that to which he was previously entitled prior to such adjustments;

(b)           no adjustments shall be made which will enable a Share to be issued at less than its nominal value;

(c)           any adjustment so made shall be in compliance with the Listing Rules and such applicable guidance and/or interpretation of the Listing Rules from time to time issues by the Stock Exchange; and

(d)           where the Relevant Event arises from an issue of Shares, reference herein to Restricted Share Units shall include references to Restricted Share Units that have vested but Shares have not yet been issued thereunder prior to the date of the adjustment in respect of Shares which pursuant to Rule 6.5 do not rank and are not entities to participate in this issue.

8.2      Notice of any adjustments shall be given to the Award Holders of Restricted Share Units by the Company, which may, but need not, call in Restricted Share Unit certificates for endorsement or replacement (if applicable).

9         ADMINISTRATION

9.1      The Scheme shall be administered by the Administrative Committee whose decision on all matters arising in relation to the Scheme, these Rules or their interpretation or effect shall (save as otherwise provided herein) be final and binding on all persons who may be affected thereby.  The Administrative Committee may delegate some or all of its authority under the Scheme to an individual or individuals who may either be one or more of the members of the Administrative Committee or one or more of the officers of the Company or its subsidiaries.

9.2      The Administrative Committee shall have power from time to time to make or vary regulations for the administration and operation of the Scheme, provided that the same are not inconsistent with these Rules and the Listing Rules.

9.3      The costs of introducing and administering the Scheme shall be borne by the Company.

9.4      Notices or other communications required to be given to an Eligible Person or to an Award Holder shall either be delivered to him personally or sent to him by pre-paid post at his correspondence address according to the records of the Group or sent to him by facsimile transmission at his place of work or to such facsimile number as provided from time to time.

Notices or other communications to be given by any Eligible Person or Award Holder to the Company shall be delivered personally, or sent by pre-paid post or by facsimile transmission to its office in Beijing or as notified by the Company from time to time.  Such notices or communications shall be deemed to have been received:

(a)           if by delivery in person, when delivered to the addressee;

(b)           if by post in the case of a letter, on the second business day following posting if the address is in Hong Kong and on the seventh business day following posting if the address is outside Hong Kong; and

(c)           if by facsimile transmission, on production of a transmission report by the machine from which the facsimile transmission was sent which indicates that the facsimile transmission was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Rule.

9.5      Award Holders shall be entitled to receive copies of all notices and documents sent by the Company to the Shareholders generally.

9.6      The Company shall at all times keep available for allotment enough unissued Shares to satisfy all Awards for the time being vested and Shares under which have not yet been issued and Offers and Awards which are outstanding and unvested.

10       VARIATIONS AND TERMINATION

10.1    Subject to Rule 10.3, the Administrative Committee may from time to time at its absolute discretion waive or amend any of the Rules as they deem desirable, provided that, except with the prior approval of the Shareholders in general meetings:

(a)           no alteration to the definition of “Eligible Person”; and

(b)           no alteration to the terms and conditions of the Scheme which are of a material nature or any change to the terms of Awards granted may be made, except where the alterations take effect automatically under the existing terms of the Scheme, provided that for so long as the Company remains a subsidiary of Phoenix, the amended terms must still comply with the relevant requirements of the Listing Rules and be subject to the approval of Phoenix.

10.2    No amendments to the Scheme shall be made which would have the effect of abrogating or altering adversely any of the subsisting rights of Award Holders except with any consent on their part as would be required under the provisions of the Company’s constitutional documents as if the Awards constituted a separate class of share capital and as if the relevant provisions are applied mutatis mutandis.

10.3    Any change to the authority of the Administrative Committee in relation to any alteration to the terms of the Scheme must be approved by the Shareholders and the Phoenix Shareholders (for so long as the Company remains a subsidiary of Phoenix) in general meetings.

10.4    The Company by an ordinary resolution of the Shareholders in general meetings may at any time terminate the operation of the Scheme and in such event no further Offers will be made but in all other respects the provisions of the Scheme shall remain in full force and effect to the extent necessary to give effect to the vesting of any Awards granted prior thereto or otherwise as may be required in accordance with the provisions of the Scheme and Awards granted prior to such termination shall continue to be valid and exercisable in accordance with these Rules.

11       GOVERNING LAW AND JURISDICTION

The Scheme and all Awards granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.